Exhibit 3.1

AMENDED AND RESTATED BYLAWS
OF
OMNI BIO PHARMACEUTICAL, INC.
Adopted: December 29, 2009

ARTICLE I
OFFICES

 Section 1.1   Principal Office.  The principal office of Omni Bio Pharmaceutical, Inc., a Colorado corporation (the “Corporation”), shall be located at 5350 S. Roslyn Street, Suite 400, Greenwood Village, Colorado 80111, or elsewhere within or outside of the State of Colorado as may be designated from time to time by the Corporation.  The Corporation may have other offices and places of business at such places within or outside of the State of Colorado as shall be determined by the directors or as the business of the Corporation may require from time to time.

 Section 1.2   Registered Office.  The registered office of the Corporation required by the Colorado Business Corporation Act (the “Act”) to be maintained in Colorado may be, but need not be, identical with the principal office, and the address of the registered office may be changed from time to time by the Board of Directors of the Corporation (the “Board”).

ARTICLE II
SHAREHOLDERS

 Section 2.1   Annual Meeting.  The annual meeting of the shareholders shall be held at such place either within or outside the State of Colorado as shall be designated from time to time by resolution of the Board and as stated in the notice of the annual meeting.  At the annual meeting, the shareholders shall elect directors and transact such other business as may properly be brought before the meeting.  If the election of directors is not held as provided herein at any annual meeting of the shareholders, or at any adjournment thereof, the Board shall cause the election to be held at a special meeting of the shareholders as soon thereafter as if may conveniently be held.

 Section 2.2   Special Meetings.  Unless otherwise prescribed by the Act, special meetings of the shareholders may be called for any purpose by the Chairperson or by the Board.  The Chairperson shall call a special meeting of the shareholders if the Corporation receives one or more written demands for the meeting, stating the purpose or purposes for which it is to be held, signed and dated by holders of shares representing at least ten percent (10%) of all the votes entitled to be cast on any issue proposed to be considered at the meeting.

 Section 2.3   Place of Meeting.  The Board may designate any place, either within or outside the State of Colorado, as the place for any annual meeting or any special meeting called by the Board.  A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or outside the State of Colorado, as the place for such meeting.  If no designation is made, or if a special meeting is called other than by the Board, the place of the meeting shall be the principal office of the Corporation.

 Section 2.4   Notice of Meeting.  Except as otherwise provided in these Bylaws or by the Act, written notice stating the place, date, and hour of the meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, except if the number of authorized shares is to be increased, in which event thirty (30) days’ notice shall be given, or if any other longer notice period is required by the Act, notice shall be given in compliance with the Act.  Notice of an annual meeting need not include a description of the purpose or purposes of the meeting, except the purpose or purposes shall be stated with respect to (a) an amendment to the Articles of Incorporation of the Corporation, as may be amended from time to time (the “Articles”), (b) a merger or share exchange in which the Corporation is a party, and with respect to a share exchange, in which the Corporation’s shares will be acquired, (c) a sale, lease, exchange or other disposition, other than in the usual and regular course of business, of all or substantially all of the property of the Corporation or of another entity which this Corporation controls, in each case with or without the goodwill, (d) a dissolution of the Corporation, or (e) any other purpose for which a statement of purpose is required by the Act.  Notice shall be given personally or by mail, electronic mail, private carrier, electronically transmitted facsimile or other form of wire or wireless communication by or at the direction of the Chairperson or the Secretary to each shareholder of record entitled to vote at such meeting.  If mailed, such notice shall be deemed to be given and effective when deposited in the United States mail, addressed to the shareholder at his address as it appears in the Corporation’s current record of shareholders, with postage prepaid.  If notice is given other than by mail, the notice is given and effective on the date received by the shareholder.

No notice need be sent to any shareholder if three successive notices mailed to the last known address of such shareholder have been returned as undeliverable until such time as another address for such shareholder is made known to the Corporation by such shareholder.  In order to be entitled to receive notice of any meeting, a shareholder shall advise the Corporation in writing of any change in such shareholder’s mailing address as shown on the Corporation’s books and records.

When a meeting is adjourned to another date, time or place, notice need not be given of the new date, time or place if the new date, time or place of such meeting is announced before adjournment of the meeting at which the adjournment is taken.  At the adjourned meeting, the Corporation may transact any business which may have been transacted at the original meeting.  If the adjournment is for more than one hundred twenty (120) days, or if a new record date is fixed for the adjourned meeting, a new notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting as of the new record date.

 Section 2.5   Waiver of Notice.  A shareholder may waive notice of a meeting before, at or after the time and date of the meeting by a writing signed by such shareholder.  Such waiver shall be delivered to the Corporation for filing with the corporate records.  Further, by attending a meeting either in person or by proxy, a shareholder waives objection to lack of notice or defective notice of the meeting unless the shareholder objects at the beginning of the meeting to holding the meeting or transacting business at the meeting because of lack of notice or defective notice.  By attending the meeting, the shareholder also waives any objection to consideration at the meeting of a particular matter not within the purpose or purposes described in the meeting notice unless the shareholder objects to considering the matter when it is presented.

 Section 2.6   Fixing of Record Date.  For the purpose of determining the shareholders entitled to notice of or entitled to vote at any meeting of shareholders or any adjournment thereof, to receive distributions or share dividends, or to demand a special meeting, or to make a determination of shareholders for any other purpose, the Board may fix a future date as the record date for any such determination of shareholders, such date in any case to be not more than seventy (70) days, and, in case of a meeting of shareholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of shareholders is to be taken.  If no record date is fixed by the Board, the record date shall be the date on which notice of the meeting is mailed to shareholders, or the date on which the resolution of the Board providing for a distribution or share dividend is adopted, as the case may be.  When a determination of shareholders entitled to vote at any meeting of shareholders is made as provided in this Section 2.6, such determination shall apply to any adjournment thereof unless the Board fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

Notwithstanding the above, the record date for determining the shareholders entitled to take action without a meeting or entitled to be given notice of action so taken shall be the date a writing upon which the action is taken is first received by the Corporation.  The record date for determining shareholders entitled to demand a special meeting shall be the date of the earliest of any of the demands pursuant to which the meeting is called.

 Section 2.7   Voting Lists.  The Chairperson or the Secretary shall make, at the earlier of ten (10) days before each meeting of shareholders or two (2) business days after notice of the meeting has been given, a complete list of the shareholders entitled to be given notice of such meeting or any adjournment thereof.  The list shall be arranged by voting groups and within each voting group by class or series of shares, shall be in alphabetical order within each class or series, and shall show the address of and the number of shares of each class or series held by each shareholder.  For the period beginning the earlier of ten (10) days prior to the meeting or two (2) business days after notice of the meeting is given and continuing through the meeting and any adjournment thereof, this list shall be kept on file at the principal office of the Corporation, or at a place (which shall be identified in the notice) in the city where the meeting will be held.  Such list shall be available for inspection on written demand by any shareholder (including for the purpose of this Section 2.7 any holder of voting trust certificates) or his agent or attorney during regular business hours and during the period available for inspection.  The original stock transfer books shall be prima facie evidence as to the shareholders entitled to examine such list or to vote at any meeting of shareholders.

Any shareholder, his agent or attorney may copy the list during regular business hours and during the period it is available for inspection, provided (i) the shareholder has been a shareholder for at least three (3) months immediately preceding the demand or holds at least five percent (5%) of all outstanding shares of any class of shares as of the date of the demand, (ii) the demand is made in good faith and for a purpose reasonably related to the demanding shareholder’s interest as a shareholder, (iii) the shareholder describes with reasonable particularity the purpose and the records the shareholder desires to inspect, (iv) the records are directly connected with the described purpose, and (v) the shareholder pays a reasonable charge covering the costs of labor and material for such copies, not to exceed the estimated cost of production and reproduction.

Section 2.8   Notice of Shareholder Business and Nominations.

(a)           Annual Meetings of Shareholders.  (1) Nominations of persons for election to the Board and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (A) pursuant to the Corporation’s notice of meeting, (B) by or at the direction of the Board, or (C) by any shareholder of the Corporation who was a shareholder of record at the time of giving of notice provided for in this Section 2.8, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.8.

(2)           For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (C) of paragraph (a)(1) of this Section 2.8, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for shareholder action.  To be timely, a shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation.  In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder’s notice as described above.  Such shareholder’s notice shall set forth (A) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (B) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Corporation’s books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner.

(3)           Notwithstanding anything in the second sentence of paragraph (a)(2) of this Section 2.8 to the contrary, in the event that the number of directors to be elected to the Board is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this Section 2.8 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(b)           Special Meetings of Shareholders.  The business to be transacted at any special meeting shall be limited to the purposes stated in the notice of such meetings.  Nominations of persons for election to the Board may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board or (2) provided that the Board has determined that directors shall be elected at such meeting, by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this Section 2.8, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.8.  In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board, any such shareholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if the shareholder’s notice required by paragraph (a)(2) of this Section 2.8 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.  In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a shareholder’s notice as described above.

(c)           General.  (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.8 shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.8.  Except as otherwise provided by law, the Articles or these Bylaws, the chairperson of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.8 and, if any proposed nomination or business is not in compliance with this Section 2.8, to declare that such defective proposal or nomination shall be disregarded.

(2)           For purposes of this Section 2.8, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(3)           Notwithstanding the foregoing provisions of this Section 2.8, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.8.  Nothing in this Section 2.8 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

         Section 2.9   Opening and Closing of Polls.  The date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting.  The Board may adopt by resolution such rules and regulations for the conduct of the meeting of shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the person presiding over any meeting of shareholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting.

         Such rules, regulations or procedures, whether adopted by the Board or prescribed by the presiding person of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to shareholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants.

         The presiding person at any meeting of shareholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the person presiding over the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 2.10    Recognition Procedure for Beneficial Owners.  The Board may adopt by resolution a procedure whereby a shareholder of the Corporation may certify in writing to the Corporation that all or a portion of the shares registered in the name of such shareholder are held for the account of a specified person or persons.  The resolution may set forth (i) the types of nominees to which it applies, (ii) the rights or privileges that the Corporation will recognize in a beneficial owner, which may include rights and privileges other than voting, (iii) the form of certification and the information to be contained therein, (iv) if the certification is with respect to a record date, the time within which the certification must be received by the Corporation, (v) the period for which the nominee’s use of the procedure is effective, and (vi) such other provisions with respect to the procedure as the Board deems necessary or desirable.  Upon receipt by the Corporation of a certificate complying with the procedure established by the Board, the persons specified in the certification shall be deemed, for the purpose or purposes set forth in the certification, to be the registered holders of the number of shares specified in place of the shareholder making the certification.

Section 2.11      Quorum and Manner of Acting.  A majority of the votes entitled to be cast on a matter by a voting group shall constitute a quorum of that voting group for action on the matter.  If less than a majority of such votes are represented at a meeting, a majority of the votes so represented may adjourn the meeting from time to time without further notice, for a period not to exceed one hundred twenty (120) days for any one adjournment.  If a quorum is present at such adjourned meeting, any business may be transacted which might have been transacted at the meeting as originally noticed.  The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, unless the meeting is adjourned and a new record date is set for the adjourned meeting.

If a quorum exists, action on a matter other than the election of directors is approved if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action, unless the vote of a greater number or voting by classes is required by the Act or the Articles.

Section 2.12     Proxies.  At all meetings of shareholders, a shareholder may vote by proxy by signing an appointment form or similar writing, either personally or by his duly authorized attorney-in-fact.  A shareholder may also appoint a proxy by transmitting or authorizing the transmission of a telegram, teletype, or other electronic transmission providing a written statement of the appointment to the proxy or other person duly authorized by the proxy to receive appointments as agent for the proxy, or to the Corporation.  The transmitted appointment shall set forth or be transmitted with written evidence from which it can be determined that the shareholder transmitted or authorized the transmission of the appointment.  The proxy appointment form or similar writing shall be filed with the Secretary of the Corporation before or at the time of the meeting.  The appointment of a proxy is effective when received by the Corporation and is valid for eleven (11) months unless a different period is expressly provided in the appointment form or similar writing.

Any complete copy, including an electronically transmitted copy, of an appointment of a proxy may be substituted for or used in lieu of the original appointment for any purpose for which the original appointment could be used.

Revocation of a proxy does not affect the right of the Corporation to accept the proxy’s authority unless the Corporation had notice that the appointment was coupled with an interest and notice that such interest is extinguished is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercises his authority under the appointment, or other notice of the revocation of the appointment is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercises his authority under the appointment.  Other notice of revocation may, in the discretion of the Corporation, be deemed to include the appearance at a shareholders’ meeting of the shareholder who granted the proxy and his voting in person on any matter subject to a vote at such meeting.

The death or incapacity of the shareholder appointing a proxy does not affect the right of the Corporation to accept the proxy’s authority unless notice of the death or incapacity is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercises his authority under the appointment.

The Corporation shall not be required to recognize an appointment made irrevocable if it has received a writing revoking the appointment signed by the shareholder (including a shareholder who is a successor to the shareholder who granted the proxy) either personally or by his attorney-in-fact, notwithstanding that the revocation may be a breach of an obligation of the shareholder to another person not to revoke the appointment.

Subject to Section 2.14 and any express limitation on the proxy’s authority appearing on the appointment form, the Corporation is entitled to accept the proxy’s vote or other action as that of the shareholder making the appointment.

Section 2.13     Voting of Shares.  Except as set forth in the Articles, each outstanding share, regardless of class, shall be entitled to one vote and each fractional share, if any, shall be entitled to a corresponding fractional vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Articles as permitted by the Act.  Cumulative voting shall not be permitted in the election of directors or for any other purpose.  In the election of directors, each record holder of stock shall be entitled to vote with respect to each position to be filled pursuant to such election.

At each election of directors, that number of candidates equaling the number of directors to be elected having the highest number of votes cast in favor of their election shall be elected to the Board.

Section 2.14     Corporation’s Acceptance of Votes.  If the name signed on a vote, consent, waiver, proxy appointment, or proxy appointment revocation corresponds to the name of a shareholder, the Corporation, if acting in good faith, is entitled to accept the vote, consent, waiver, proxy appointment or proxy appointment revocation and give it effect as the act of the shareholder.  If the name signed on a vote, consent, waiver, proxy appointment or proxy appointment revocation does not correspond to the name of a shareholder, the Corporation, if acting in good faith, is nevertheless entitled to accept the vote, consent, waiver, proxy appointment or proxy appointment revocation and to give it effect as the act of the shareholder if:

(a)           the shareholder is an entity and the name signed purports to be that of an officer or agent of the entity;

(b)           the name signed purports to be that of an administrator, executor, guardian or conservator representing the shareholder and, if the Corporation requests, evidence of fiduciary status acceptable to the Corporation has been presented with respect to the vote, consent, waiver, proxy appointment or proxy appointment revocation;

(c)           the name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the Corporation requests, evidence of this status acceptable to the Corporation has been presented with respect to the vote, consent, waiver, proxy appointment or proxy appointment revocation;

(d)           the name signed purports to be that of a pledgee, beneficial owner or attorney-in-fact of the shareholder and, if the Corporation requests, evidence acceptable to the Corporation of the signatory authority to sign for the shareholder has been presented with respect to the vote, consent, waiver, proxy appointment or proxy appointment revocation;

(e)           two (2) or more persons are the shareholder as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-tenants or fiduciaries, and the person signing appears to be acting on behalf of all the co-tenants or fiduciaries; or

(f)           the acceptance of the vote, consent, waiver, proxy appointment or proxy appointment revocation is otherwise proper under rules established by the Corporation that are not inconsistent with this Section 2.14.

The Corporation is entitled to reject a vote, consent, waiver, proxy appointment or proxy appointment revocation if the Secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory’s authority to sign for the shareholder.

Neither the Corporation, nor its officers, nor any agent who accepts or rejects a vote, consent, waiver, proxy appointment or proxy appointment revocation in good faith and in accordance with the standards of this Section 2.14 shall be liable for the consequences of such acceptance or rejection.

Section 2.15     Meetings by Telecommunication.  Any or all of the shareholders may participate in an annual or special shareholders’ meeting by, or the meeting may be conducted through the use of, any means of communication by which all persons participating in the meeting can hear each other during the meeting.  A shareholder participating in a meeting in this manner is deemed to be present in person at the meeting.

ARTICLE III
BOARD OF DIRECTORS

 Section 3.1   General Powers.  All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board, except as otherwise provided in the Act or the Articles.

 Section 3.2   Number, Qualifications and Tenure.  The number of directors of the Corporation shall be fixed from time to time by the Board; provided, that the Board shall consist of at least one (1) director and no more than seven (7) directors.  A director shall be a natural person who is eighteen (18) years of age or older.  A director need not be a resident of the State of Colorado or a shareholder of the Corporation.

Directors shall be elected at each annual meeting of shareholders.  Each director shall hold office until the next annual meeting of shareholders following his election and thereafter until his successor shall have been elected and qualified.  Directors shall be removed in the manner provided by the Act.  The Board shall elect by majority vote a Chairperson from among its members.

 Section 3.3   Resignation; Vacancies.  Any director may resign at any time by giving written notice to the Chairperson or the Secretary of the Corporation.  Such resignation shall take effect at the time the notice is received unless the notice specifies a later effective date.  Unless otherwise specified in the notice of resignation, the Corporation’s acceptance of such resignation shall not be necessary to make it effective.  Unless and until filled by the shareholders of the Corporation, any vacancy on the Board may be filled by the affirmative vote of a majority of the Board.  If the directors remaining in office constitute fewer than a quorum of the Board, the directors may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office.

 Section 3.4   Regular Meetings.  A regular meeting of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board, either within or outside the State of the State of Colorado.

 Section 3.5   Special Meetings.  Special meetings of the Board may be called at the request of the Chairperson or a majority of the Board then in office. The person or persons authorized to call special meetings of the Board may fix any place, either within or outside the State of the State of Colorado, as the place for holding any special meeting of the Board called by them, provided that no meeting shall be called outside the State of the State of Colorado unless a majority of the Board has so authorized.

 Section 3.6   Notice.  Notice of any special meeting of the Board shall be given at least two (2) days prior to the meeting by written notice either personally delivered or mailed to each director at his business address, or by notice transmitted by electronically transmitted facsimile, electronic mail or other form of wire or wireless communication.  If mailed, such notice shall be deemed to be given and to be effective on the earlier of  three (3) days after such notice is deposited in the United States mail, properly addressed, with postage prepaid, or  the date shown on the return receipt, if mailed by registered or certified mail, return receipt requested.  If notice is given by electronically transmitted facsimile, electronic mail or other similar form of wire or wireless communication, such notice shall be deemed to be given and to be effective when sent.  If a director has designated in writing one or more reasonable addresses, facsimile numbers, or electronic mail addresses for delivery of notice to him, notice sent by mail, electronically transmitted facsimile, electronic mail or other form of wire or wireless communication shall not be deemed to have been given or to be effective unless sent to such addresses or facsimile numbers, as the case may be.

A director may waive notice of a meeting before, at or after the time and date of the meeting by a writing signed by such director.  Such waiver shall be delivered to the Corporation for filing with the corporate records.  Further, a director’s attendance at or participation in a meeting waives any required notice to him of the meeting unless at the beginning of the meeting, or promptly upon his later arrival, the director objects to holding the meeting or transacting business at the meeting because of lack of notice or defective notice and does not thereafter vote for or assent to any action taken at the meeting.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice or waiver of notice of such meeting.

 Section 3.7   Quorum.  A majority of the number of directors fixed by the Board pursuant to Section 3.2, or, if no number is fixed, a majority of the number in office immediately before the meeting begins, shall constitute a quorum for the transaction of business at any meeting of the Board.  If less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice, for a period not to exceed sixty (60) days at any one adjournment.

 Section 3.8   Manner of Acting.  The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board.

 Section 3.9   Compensation.  By resolution of the Board, any director may be paid any one or more of the following: his expenses, if any, for attendance at meetings, a fixed sum for attendance at each meeting, a stated salary as director, or such other compensation as may be reasonably agreed upon by the Corporation and the director.  No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 3.10     Committees.  By resolution adopted by a majority of all the directors in office when the action is taken, the Board may designate from among its members one or more committees, and appoint one or more members of the Board to serve on them.  To the extent provided in the resolution, each committee shall have all the authority of the Board, except that no committee shall have the authority to: (i) authorize distributions, approve or propose to shareholders actions or proposals required by the Act to be approved by shareholders; (ii) fill vacancies on the Board or any committee thereof; (iii) amend the Articles; (iv) adopt, amend or repeal these bylaws; (v) approve a plan of merger not requiring shareholder approval; (vi) authorize or approve the reacquisition of shares unless pursuant to a formula or method prescribed by the Board, or (vii) authorize or approve the issuance or sale of shares, or contract for the sale of shares or determine the designations and relative rights, preferences and limitations of a class or series of shares, except that the Board may authorize a committee or officer to do so within limits specifically prescribed by the Board.  The committee shall then have full power within the limits set by the Board to adopt any final resolution setting forth all preferences, limitations, and relative rights of such class or series and to authorize an amendment of the Articles stating the preferences, limitations and relative rights of a class or series for filing with the Secretary of State under the Act.

Sections 3.4, 3.5, 3.6, 3.7, 3.8 and 3.11, governing meetings, notice, waiver of notice, quorum, voting requirements and action without a meeting of the Board, shall apply to committees and their members appointed under this Section 3.10.

Neither the designation of any such committee, the delegation of authority to such committee, nor any action by such committee pursuant to its authority shall alone constitute compliance by any member of the Board or a member of the committee in question with his responsibility to conform to the standard of care set forth in Section 3.13 of these bylaws.

Section 3.11     Informal Action by Directors.  Any action required or permitted to be taken at a meeting of the Board or any committee designated by the Board may be taken without a meeting if a written consent (or counterparts thereof) setting forth the action so taken is signed by all of the directors entitled to vote with respect to the action taken.  Such consent shall have the same force and effect as a unanimous vote of the directors or committee members and may be stated as such in any document.  Unless the consent specifies a different effective date, action taken under this Section 3.11 is effective at the time the last director signs a writing describing the action taken, unless, before such time, any director has revoked his consent by a writing signed by the director and received by the Chairperson or the Secretary of the Corporation.

Section 3.12     Meetings by Telecommunication.  The Board may permit any director (or any member of a committee designated by the Board) to participate in a regular or special meeting of the Board or a committee thereof through the use of any means of communication by which all directors participating in the meeting can hear each other during the meeting.  A director participating in a meeting in this manner is deemed to be present in person at the meeting.

Section 3.13     Standard of Care.  A director shall perform his duties as a director, including without limitation, his duties as a member of any committee of the Board, in good faith, in a manner he reasonably believes to be in the best interests of the Corporation, and with the care an ordinarily prudent person in a like position would exercise under similar circumstances.  In performing his duties, a director shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by the persons designated herein below.  However, he shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance to be unwarranted.  A director shall not be liable to the Corporation or its shareholders for any action he takes or omits to take as a director if, in connection with such action or omission, he performs his duties in compliance with this Section 3.13.

The designated persons on whom a director is entitled to rely are (i) one or more officers or employees of the Corporation whom the director reasonably believes to be reliable and competent in the matters presented, (ii) legal counsel, public accountant, or other person as to matters which the director reasonably believes to be within such person’s professional or expert competence, or (iii) a committee of the Board on which the director does not serve if the director reasonably believes the committee merits confidence.

Section 3.14     Conflicting Interest Transactions.  As used in this Section 3.14, “conflicting interest transaction” means any of the following: (i) a loan or other assistance by the Corporation to a director of the Corporation or to an entity of which a director of the Corporation is a director or officer or has a financial interest; (ii) a guaranty by the Corporation of an obligation of a director of the Corporation or of an obligation of an entity of which a director of the Corporation is a director or officer or has a financial interest; or (iii) a contract or transaction between the Corporation and a director of the Corporation or between the Corporation and an entity of which a director of the Corporation is a director or officer or has a financial interest.  No conflicting interest transaction shall be void or voidable, enjoined, or set aside, or give rise to an award of damages or other sanctions in a proceeding by a shareholder or by or in the right of the Corporation, solely because the conflicting interest transaction involves a director of the Corporation or an entity in which a director of the Corporation is a director or officer or has a financial interest, or solely because the director is present at or participates in the meeting of the Corporation’s Board or a committee of the Board which authorizes, approves or ratifies a conflicting interest transaction, or solely because the director’s vote is counted for such purpose if: (i) the material facts as to the director’s relationship or interest and as to the conflicting interest transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes, approves or ratifies the conflicting interest transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum; (ii) the material facts as to the director’s relationship or interest and as to the conflicting interest transaction are disclosed or are known to the shareholders entitled to vote thereon, and the conflicting interest transaction is specifically authorized, approved or ratified in good faith by a vote of the shareholders; or (iii) a conflicting interest transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board, the committee, or the shareholders.  Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or a committee which authorizes, approves or ratifies the conflicting interest transaction.

Section 3.15     Presumption of Assent.  A director of the Corporation who is present at a meeting of the Board or committee of the Board at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless the director (a) objects at the beginning of the meeting or, promptly upon his arrival, to holding the meeting or transacting business at the meeting; (b) does not thereafter vote for or assent to any action taken at the meeting; (c) contemporaneously requests that his dissent or abstention as to any specific action to be taken be entered in the minutes of the meeting; or (d) causes written notice of his dissent or abstention as to any specific action to be received by the presiding officer of the meeting, before adjournment, or by the Corporation promptly after the adjournment thereof.  A director may dissent to a specific action at a meeting, while assenting to others.  The right to dissent to a specific action taken at a meeting of the Board or a committee of the Board shall not be available to a director who voted in favor of such action.

ARTICLE IV
OFFICERS AND AGENTS

 Section 4.1   General.  The officers of the Corporation shall include a Chief Executive Officer, a Secretary and a Treasurer, each of whom shall be a natural person eighteen (18) years of age or older.  The Board, or an officer or officers authorized by the Board, may appoint such other officers, assistant officers, committees and agents, as they may consider necessary.  The Board or the officer(s) authorized by the Board shall from time to time determine the procedure for the appointment of officers, their term of office, their authority and duties and their compensation.  One person may hold more than one office.  In all cases where the duties of any officer, agent or employee are not prescribed by these bylaws or by the Board, such officer, agent or employee shall follow the orders and instructions of the Chief Executive Officer.

 Section 4.2   Appointment and Term of Office.  The officers of the Corporation shall be appointed by resolution of the Board.  Unless otherwise provided in the resolution of the Board electing or authorizing the appointment of any officer, each officer shall hold office until his or her successor is elected or appointed and qualified or until his or her earlier resignation or removal.

 Section 4.3   Resignation and Removal.  An officer may resign at any time by giving written notice of resignation to the Board.  The resignation is effective when the notice is received unless the notice specifies a later effective date.  Any officer or agent may be removed as an officer or agent at any time, with or without cause, by the Board or an officer or officers authorized by the Board.  Such removal does not affect the contract rights, if any, of the Corporation or of the person so removed.  The appointment of an officer or agent shall not in itself create contract rights.

 Section 4.4   Vacancies.  A vacancy in any office, however occurring, may be filled by the Board, or by the officer or officers authorized by the Board, for the unexpired portion of the officer’s term.  If an officer resigns and his resignation is made effective at a later date, the Board, or officer(s) authorized by the Board, may permit the officer to remain in office until the effective date and may fill the pending vacancy before the effective date if the Board or officer or officers authorized by the Board provide that the successor shall not take office until the effective date.  In the alternative, the Board, or officer(s) authorized by the Board, may remove the officer at any time before the effective date and may fill the resulting vacancy.

 Section 4.5   Compensation.  The compensation of the officers of the Corporation for their services as such shall be fixed from time to time by the Board.  An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he/she is also a director of the Corporation.

ARTICLE V
STOCK

 Section 5.1   Certificates.  The Board shall be authorized to issue any of its classes of shares with or without certificates.  The fact that the shares are not represented by certificates shall have no effect on the rights and obligations of shareholders.  If the shares are represented by certificates, such shares shall be represented by consecutively numbered certificates signed in the name of the Corporation by one or more persons designated by the Board.  In case any officer who has signed shall have ceased to be such officer before such certificate is issued, such certificate may nonetheless be issued by the Corporation with the same effect as if he were such officer at the date of its issue.  Certificates of stock shall be in such form and shall contain such information consistent with law as shall be prescribed by the Board.  If shares are not represented by certificates, within a reasonable time following the issue or transfer of such shares, the Corporation shall send to the shareholder a complete written statement of all the information required to be provided to holders of uncertificated shares by the Act.

 Section 5.2   Consideration for Shares.  Certificated or uncertificated shares shall not be issued until the shares represented thereby are fully paid.  The Board may authorize the issuance of shares for consideration consisting of any tangible or intangible property or benefit to the Corporation, including, but not limited to, cash, promissory notes, services performed or other securities of the Corporation.  Future services shall not constitute payment or partial payment for shares of the Corporation.  For purposes of this Section 5.2, “promissory note” means a negotiable instrument under which there is an obligation to pay, independent of collateral, and does not include a non-recourse note.

 Section 5.3   Lost Certificates.  In case of the alleged loss, destruction or mutilation of a stock certificate, the Board may direct the issuance of a new certificate in lieu thereof upon such terms and conditions in conformity with law as the Board may prescribe.  The Board may in its discretion require an affidavit of lost certificate and/or a bond in such form and amount and with such surety as it may determine before issuing a new certificate.

 Section 5.4   Transfer of Shares.  Upon surrender to the Corporation or to a transfer agent of the Corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and receipt of such documentary stamps as may be required by law and evidence of compliance with all applicable securities laws and other restrictions, the Corporation shall issue a new certificate to the person entitled thereto, and cancel the old certificate.  Every such transfer of stock shall be entered on the stock books of the Corporation which shall be kept at its principal office or by the person and the place designated by the Board.

Except as otherwise expressly provided herein, and except for the assertion of dissenters’ rights to the extent provided in Article 113 of the Act, the Corporation shall be entitled to treat the registered holder of any shares of the Corporation as the owner thereof for all purposes, and the Corporation shall not be bound to recognize any equitable or other claim to, or interest in, such shares or rights deriving from such shares on the part of any person other than the registered holder, including without limitation any purchaser, assignee or transferee of such shares or rights deriving from such shares, unless and until such other person becomes the registered holder of such shares, whether or not the Corporation shall have either actual or constructive notice of the claimed interest of such other person.

 Section 5.5   Transfer Agent, Registrars and Paying Agents.  The Board may at its discretion appoint one or more transfer agents, registrars and agents for making payment upon any class of stock, bond, debenture or other security of the Corporation.  They shall have such rights and duties and shall be entitled to such compensation as may be agreed upon by such individual and the Board.

ARTICLE VI
INDEMNIFICATION

Section 6.1   Right to Indemnification.   The Corporation will indemnify and hold harmless, to the fullest extent permitted by Colorado law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she, or a person for whom such person is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person.  The Corporation will indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board.  The Corporation shall adhere to all procedures for indemnification required by the Act.

Section 6.2   Prepayment of Expenses.  The Corporation will pay the expenses of a director or officer (including attorneys’ fees) incurred in defending any proceeding in advance of its final disposition, but only if the director or officer promises to repay all amounts advanced if it is determined that the director or officer is not entitled to be indemnified under this Article VI or otherwise.

Section 6.3   Nonexclusivity of Rights.  The rights conferred on any person by this Article VI are not exclusive of any other rights that such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

Section 6.4   Other Indemnification.  The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another entity will be reduced by any amount such person may collect as indemnification from such other entity.

Section 6.5   Amendment or Repeal.   Any repeal or modification of the foregoing provisions of this Article VI will not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE VII
INSURANCE

By action of the Board, notwithstanding any interest of the directors in the action, the Corporation may purchase and maintain insurance, in such scope and amounts as the Board deems appropriate on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the Corporation, or who while a director, officer, employee, fiduciary or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary or agent of any other foreign or domestic corporation or of any partnership, joint venture, trust, profit or nonprofit unincorporated association, limited liability company or other enterprise or employee benefit plan, against any liability asserted against, or incurred by, him in that capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of Article VI or applicable law. Any such insurance may be procured from any insurance company designed by the Board, whether such insurance company is formed under the laws of Colorado or any other jurisdiction of the United States or elsewhere, including any insurance company in which the Corporation has an equity interest or any other interest, through stock ownership or otherwise.

ARTICLE VIII
VOTING OF SECURITIES OWNED BY THE CORPORATION

All stock and other securities of other business entities held by the Corporation for itself or for other parties in any capacity shall be voted, and all proxies with respect thereto shall be executed, by the person or persons authorized to do so by resolution of the Board, or in the absence of such authorization, by the Chairperson.

ARTICLE IX
DIVIDENDS

Dividends upon the capital stock of the Corporation, subject to the provisions of the Articles, if any, may be declared by the Board at any regular or special meeting, pursuant to law.  Dividends may be paid in cash, in property, or in shares of the Corporation’s capital stock, subject to the provisions of the Articles.  Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think in the best interests of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE X
MISCELLANEOUS

    Section 8.1   Seal.  The Board may adopt a corporate seal of the Corporation which shall be in such form as they determine from time to time.

    Section 8.2   Fiscal Year.  The fiscal year of the Corporation shall be as established by resolution of the Board.

 Section 8.3   Amendments.  The Board shall have power, to the maximum extent permitted by the Act, to make, amend and repeal these bylaws at any regular or special meeting of the Board unless the shareholders, in making, amending or repealing a particular bylaw, expressly provide that the directors may not amend or repeal such bylaw.  The shareholders also shall have the power to make, amend or repeal these bylaws at any annual meeting or at any special meeting called for that purpose.

 Section 8.4   Gender.  The masculine gender is used in these bylaws as a matter of convenience only and shall be interpreted to include the feminine and neuter genders as the circumstances indicate.

 Section 8.5   Conflicts.  In the event of any irreconcilable conflict between these bylaws and either the Articles or the Act, the latter shall control.

 Section 8.6   Definitions.  Except as otherwise specifically provided in these bylaws, all terms used in these bylaws shall have the same definition as in the Act.